UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 8, 2021
Date of Report (date of earliest event reported)

Phillips 66
(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard
Houston, Texas 77042
(Address of Principal Executive Offices and Zip Code)

(281) 293-6600
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	PSX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On November 8, 2021, Phillips 66 (the “Company”) announced that it plans to convert its Alliance Refinery in Belle Chasse, Louisiana, to a terminal facility. The Alliance Refinery has a net crude throughput capacity of 255,000 barrels per day and approximately 500 employees. The conversion is expected to take place in 2022. The Company previously disclosed in its Form 10-Q for the quarter ended September 30, 2021, that during the third quarter of 2021, the Alliance Refinery sustained significant impacts from Hurricane Ida and was expected to remain shut down through the fourth quarter of 2021. The Company is in the process of determining the costs that will be associated with the permanent shutdown of refining operations and the conversion to terminaling operations, but currently does not expect that these costs are likely to be material to its consolidated financial position, results of operations or cash flows.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66

Dated:November 8, 2021	By:	/s/ Kevin J. Mitchell
Kevin J. Mitchell Executive Vice President